UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2022

WeTrade Group Inc.
(Exact name of Company as specified in charter)

Wyoming	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District,

Beijing City, People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2022, Mr. Zhuo Li tendered his resignation as a director and the Chief Operation Officer of Wetrade Group Inc. (the “Company”), effective August 12, 2022. Mr. Li’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On August 12, 2022, approved by the Board of Directors, the Nominating Committee and the Compensation Committee, Ms. Grace Li was appointed as a director of the Company, effective August 12, 2022.

The Board has determined that Ms. Grace Li independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

The biographical information of Ms. Grace Li is set forth below:

Ms. Grace Li, age 43, has been engaged in the marketing and platform operating for technology companies for more than 20 years. She has held senior management positions in many companies. She is the Chief Executive Officer of Newbanla Technology Service Pty Ltd. in Australia since July 2022. Ms. Li was the Marketing Manager of Shanghai Boku Internet Technology Ltd. between January 2016 and April 2021 and has served various positions with the company since 2007. Her responsibilities at Shanghai Boku Internet Technology Ltd.  include the expansion of marketing channels, supplier development and managing marketing department budget and maintenance and product manufacturing. She is also actively engaged in industrial events held by the associations in the industry. Ms. Li graduated with a bachelor degree in Internal Economic and Trade major at Shanghai Jiaotong University in 2004.

Ms. Li does not have a family relationship with any director or executive officer of the Company. She has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Li accepted an offer letter from the Company and agreed to receive an annual compensation of $24,000, effective August 12, 2022. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Offer Letter between Wetrade Group Inc. and Grace Li, dated August 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETRADE GROUP INC.

Date: August 15, 2022	By:	/s/ Pijun Liu
	Name:	Pijun Liu
	Title:	CEO

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